Exhibit 10.22

ASSIGNMENT OF LEASES AND RENTS

Dated: November ___, 2017

from

555 N Research Corporation

having an office at:

555 North Research Place

Commack, New York 11722

(the "Mortgagor")

to

HSBC Bank USA, National Association,

a New York banking corporation

having an office at:

534 Broad Hollow Road

Melville, New York 11747

(the "Mortgagee")

LOCATION OF PREMISES:

Street Address	: 555 North Research Place, Central Islip, NY
County of	: Suffolk
State of	: New York
Section	: 164.00
Block	: 04.00
Lot	: 007.001

After recording, please return to:

HSBC Bank USA, National Association
2929 Walden Avenue, C-111
Depew, New York 14043

Attn: Sheila Finnegan, Danielle LaBarge, Rachel Goldhawk

ASSIGNMENT OF LEASES AND RENTS

ASSIGNMENT OF LEASES AND RENTS, made this ___ day of November, 2017, by 555 N Research Corporation, a New York corporation, having an office at 555 North Research Place, Central Islip, New York 11722 (the "Assignor"), and HSBC Bank USA, National Association, having an address at 534 Broad Hollow Road, Melville, New York 11747 (the "Assignee").

W I T N E S S E T H:

WHEREAS, Assignor is the owner of certain real property with the buildings and improvements thereon, situated in the County of Suffolk and State of New York, covering premises (herein called the "Premises"), as more particularly described in Schedule A annexed hereto and made a part hereof; and

WHEREAS, the Town of Islip Development Agency (the “Agency”) holds leasehold title to the Premises pursuant to a Company Lease Agreement dated November ___, 2017, between the Assignor, as lessor, to the Agency, as lessee; and

WHEREAS, the Agency entered into a Lease Agreement dated November ___, 2017 (the “IDA Sublease”), whereby the Agency subleased the Premises to the Assignor; and

WHEREAS, the Assignor has entered into a sub-sublease, from the Assignor to CVD Equipment Corporation (“CVD”) whereby the Assignor sub-subleased the Premises to CVD; and

WHEREAS, Assignor is about to execute and deliver to Assignee a Fee and Leasehold Mortgage and Security Agreement (the "Mortgage") securing an indebtedness in the principal amount of $10,387,500.00, evidenced by an Note in the amount of $10,387,500.00 of even date herewith (the "Note"); and

WHEREAS, Assignee is unwilling to accept the Mortgage unless Assignor executes this Assignment.

NOW THEREFORE, in consideration of the premises and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, and to better secure the payment to Assignee of (i) all monies which may be due and payable to Assignee under the Mortgage and (ii) performance and discharge of each obligation, covenant and agreement of the Assignor contained herein or in the Mortgage and the Note secured thereby.

Assignor hereby grants, transfers, bargains, sells, conveys, sets over and assigns to the Assignee, its successors and assigns all of the right, title and interest of the Assignor in and to (i) all leases, subleases, licenses, concessions and other occupancy agreements which now or may hereafter affect the Premises or any part or parts thereof (other than the IDA Sublease) and all guarantees, modifications, renewals and extensions thereof (the "Leases"), and (ii) all deposits, documents and instruments made or hereafter made in respect of the Leases, together with all of the rents, income, revenues, issues and profits, due and to become due or to which Assignor is now or may hereafter become entitled, arising out of the Leases or the Premises or any part or parts thereof (collectively, the "Profits").

THE ASSIGNEE AGREES THAT:

So long as no Event of Default under the Mortgage or this Assignment has occurred and is continuing, Assignee hereby gives Assignor a license to collect all the Profits, and to retain, use and enjoy the same and Assignee agrees that it shall not exercise any power or authority granted to Assignee hereunder. Assignor agrees to collect and receive said Profits in trust for the benefit of Assignee and to use said Profits in payment of principal and interest becoming due under the Note and Mortgage and in payment of taxes, assessments, water charges, sewer rents and carrying charges becoming due against the Premises. Such license hereby granted to Assignor to collect and receive said Profits may be revoked by Assignee upon the occurrence of an Event of Default under the Mortgage by Assignee giving Assignor not less than five (5) days written notice of such revocation, served personally upon or sent by registered or certified mail or by courier offering next day delivery to the Assignor. This Assignment shall continue in full force and effect until (a) all sums due and payable under the Note and Mortgage shall have been fully paid and satisfied, together with any and all other sums which may become due and owing under this Assignment, and (b) all other obligations of Assignor under the Note and Mortgage, this Assignment and any other document executed in connection therewith, are satisfied. Upon termination of this Assignment as hereinbefore provided, this Assignment and the authority and powers herein granted by Assignor to Assignee shall cease and terminate, and, in that event, Assignee shall (i) execute and deliver to Assignor such instrument or instruments effective to evidence the termination of this Assignment and the reassignment to Assignor of the rights, powers and authorities granted herein, and (ii) deliver to Assignor any monies held by Assignee for the benefit of Assignor. Assignor agrees that upon termination of this Assignment it shall assume payment of all unmatured or unpaid charges, expenses or obligations incurred or undertaken by Assignee in connection with the management of the Premises.

THE ASSIGNOR AGREES, JOINTLY AND SEVERALLY IF THERE ARE MORE THAN ONE ASSIGNOR, WITH RESPECT TO EACH LEASE that:

1.     The Assignor will: fulfill or perform each and every condition and covenant of the Lease by Lessor to be fulfilled or performed; give prompt notice to the Assignee of any notice of default by the Assignor under the Lease received by the Assignor together with a complete copy of any such notice; at the sole cost and expense of the Assignor, enforce, short of termination of the Lease, the performance or observance of each and every covenant and condition of the Lease by the Lessee to be performed or observed; not modify nor      in any way alter the terms of the Lease except as provided for in the Mortgage; not terminate the term of the Lease nor accept a surrender thereof unless required to do so by the terms of the Lease; not anticipate the rents thereunder for more than 30 days prior to accrual except for security deposits not in excess of an amount equal to two (2) months rent; not to further assign the Leases to which Assignor may now or hereafter become entitled; and not waive nor release the Lessee from any obligations or conditions by the Lessee to be performed to comply with all laws, rules, orders, ordinances and requirements of all Governmental Authorities; and to deliver copies of all Leases to Assignee. This Assignment is made with reference to Section 291-f of the New York Real Property Law.

2.     The rights assigned hereunder include all the Assignor's right and power to modify the Leases or to terminate the term or to accept a surrender thereof or to waive, or release the Lessee from the performance or observance by the Lessee of any obligation or condition thereof or to anticipate rents thereunder for more than 30 days prior to accrual.

3.     Assignor further gives and grants unto Assignee the power and authority to: (i) enter upon and take possession of and operate the Premises and manage the same; (ii) make, enforce, modify, cancel or accept a surrender of any or all of the Leases; (iii) demand, collect, sue for, attach, levy, recover, receive, compromise and adjust and make, execute, and deliver receipts and releases for Profits which may be or may hereafter become due, owing or payable from any present or future lessees, sub-lessees, licenses, concessionaires or other occupants of the Premises or any part thereof (the "Lessees"); (iv) receive, endorse and deposit for collection in the name of Assignor or Assignee any checks, promissory notes or other evidences of indebtedness, whether made payable to Assignor or Assignee, which are given in payment or on account of rent for the Premises or any part or parts thereof, or by way of compromise or settlement of any indebtedness for such rents; (v) give acquittances for rents received; (vi) institute, prosecute, settle or compromise any summary or other proceedings for the recovery of the Profits or for removing any and all of the Lessees; (vii) institute, prosecute, settle or compromise any proceedings for the protection of the Premises, for the recovery of any damage done to the Premises for the abatement of any nuisance thereon or thereabouts; (viii) defend, settle or compromise any legal proceedings brought, or claims made against, Assignee or its agents, employees or servants which may effect the Premises, and, at the option of Assignee, defend, settle or compromise any claims made or legal proceedings brought against Assignor which may affect the Premises or any part thereof; (ix) lease or rent the Premises or any part thereof for such time and at such rentals as Assignee, in its sole discretion, may deem advisable; (x) make any changes or improvements, structural or otherwise, on, in or to the Premises or any part thereof which Assignee may deem necessary or expedient for the leasing, renting or preservation thereof; (xi) keep and maintain the Premises in tenantable and rentable condition and in a good state of repair; (xii) pay, from and out of the Profits collected by Assignee hereunder, or from or out of any other funds, all taxes, assessments, water charges, sewer rents, and other governmental charges levied, assessed or imposed against the Premises or any part thereof, and any and all other charges, costs and expenses (including, without limitation, brokers' fees) which Assignee may deem necessary or advisable to pay in connection with the management and operation of the Premises; (xiii) contract for and purchase such insurance as Assignee may deem advisable or necessary for the protection of Assignee and the Premises, including, without limitation, fire, general liability, boiler, plate glass, rent, demolition and workmen's compensation insurance; (xiv) execute and comply with all laws, rules, orders, ordinances and requirements of the United States, the state in which the Premises is located and any political subdivision thereof, and any agency, department, bureau, board, commission or instrumentality of any of them (collectively, "Governmental Authorities"), and remove any and all violations which may be filed against the Premises; (xv) enforce, enjoin or restrain the violation of any of the terms, provisions and conditions of the Leases; and (xvi) do anything and everything which Assignor could or would do which might increase the Profits or which might diminish the expense of operating the Premises; after any attempt by the Assignor to exercise any of the rights described in Paragraph 2 or after any default by the Assignor in the payment of said indebtedness or in the performance of any obligation of the Assignor herein or in the Mortgage or any other instrument securing said indebtedness, the Assignee, at its option, without notice and without regard to the adequacy of security for the indebtedness hereby secured, either in person or by agent with or without bringing any action or proceeding, or by a receiver to be appointed by a court, whether herein expressly authorized or not, and in all respects act in the place and stead of Assignor and have all of the powers as owner as possessed by Assignor for the purposes aforesaid.

All of the foregoing powers may be executed by Assignee or by its agents, servants or attorneys, in the name of Assignee or in the name of Assignor, and in such manner as Assignee, its agents, servants, or attorneys, in the name of Assignor, and in such manner as Assignee, its agents, servants, or attorneys consider to be necessary, desirable, expedient, or appropriate; provided, however, that under no circumstances shall Assignee be under any obligation to exercise any of the foregoing rights and shall not, in any manner, be liable to Assignor or any other party for failure to exercise such rights.

4.     Assignee shall have the unqualified right to receive, use and apply the Profits collected and received by it under this Assignment (a) for the payment of any and all costs and expenses incurred in connection with (i) enforcing the terms of this Agreement; (ii) upholding and defending the rights of Assignee hereunder, and (iii) collecting rents due under the Leases; and (b) for the operation and maintenance of the Premises and the payment of all costs and expenses in connection therewith including, without limitation, the payment of (i) interest and principal due on any and all mortgages on the Premises, including the Note and Mortgage, (ii) taxes, assessments, water charges and sewer rents and other governmental charges levied, assessed or imposed against the Premises or any part thereof, (iii) insurance premiums, (iv) costs and expenses in prosecuting or defending any litigation referred to herein, and (v) wages and salaries of employees, commissions of agents and attorneys' fees. After the payment of all such costs and expenses and after Assignee shall have set up such reserves as Assignee, in its sole discretion, shall deem necessary for the proper management of the Premises, Assignee shall apply all remaining Profits collected and received by it to the reduction of the indebtedness evidenced by the Note and secured by the Mortgage.

5.     At the Assignor's sole cost and expense, the Assignor will appear in and defend any action growing out of or in any manner connected with the Lease or the obligations or liabilities of the Lessor, Lessee or any guarantor thereunder, and the Assignee, if made a party to any such action, may employ counsel and incur and pay necessary costs and expenses and reasonable attorney's fees and all such sums, with interest at the Involuntary Rate, if applicable, (as defined in the Mortgage), shall immediately be due from the Assignor and secured hereby.

6.     Should the Assignor fail to make any payment or to do any act as herein provided, then the Assignee, but without obligation so to do and without notice to or demand on the Assignor and without releasing the Assignor from any obligation herein, may make or do the same, including specifically, without limiting its general powers, appearing in and defending any action purporting to affect the security hereof or the rights or powers of the Assignee and performing any obligation of the Lessor in the Lease contained, and, in exercising any such powers paying necessary costs and expenses from and out of Profits, or from and out of other funds, employing counsel and incurring and paying reasonable attorneys' fees; and the Assignor will pay immediately upon demand all sums expended by the Assignee under the authority hereof, together with interest thereon at the Involuntary Rate, if applicable, and the same shall be added to said indebtedness and shall be secured hereby and by the Mortgage.

7.     The whole of said indebtedness shall become due (a) upon the election by the Assignee to accelerate the maturity of the indebtedness pursuant to the provisions of the Note and the Mortgage, or any other instrument which may be held by the Assignee as security for the indebtedness, or (b) at the option of the Assignee, after any attempt by the Assignor to exercise any of the rights described in Paragraph 2 or after any default by the Assignor hereunder and the continuance of such default for 10 days after notice and demand.

8.     Assignor hereby irrevocably constitutes and appoints Assignee its true and lawful attorney-in-fact, to undertake and execute any or all of the powers described herein either in express terms or generally, with the same force and effect as if undertaken or executed by Assignor, and Assignor hereby ratifies and confirms any and all things done or omitted to be done by Assignee, its agents, servants, employees or attorneys in, to or about the Premises.

9.     Assignee shall not in any way be liable to Assignor for any act done or anything omitted to be done by it in good faith in connection with the management of the Premises, except for the consequences of its own gross negligence or willful misconduct, nor shall Assignee be liable for any act or omission of its agents, servants, employees or attorneys, provided that due care is used by Assignee in the selection of such agents, servants, employees and attorneys. Assignee shall be accountable to Assignor only for monies actually received by it pursuant to this Assignment.

10.     Intentionally Omitted.

11.     Assignor represents and warrants: (a) Assignor has not executed any prior assignment of any of its rights under the Lease except to Assignee; (b) Assignor has not done anything which might prevent the Assignee from or limit the Assignee in operating under any of the provisions hereof; (c) Assignor has not accepted rent under the Lease more than 30 days in advance of its due date or has not accepted a security deposit in excess of an amount equal to two (2) months rent; (d) so far as Assignor knows, there is no present default by any of the Lessees under the Leases; (e) the Leases are in full force and effect and unmodified.

12.     It is understood and agreed that nothing contained in this Assignment shall prejudice or be construed to prejudice the right of Assignee, without notice, to institute, prosecute and compromise any action which it would deem advisable to protect its interest in the Premises, including any action to foreclose the Mortgage and in such action, to move for the appointment of a receiver of the Profits, or prejudice any rights which Assignee shall have by virtue of any default under the Mortgage. This Assignment shall survive, however, the commencement of any such action and shall continue in full force and effect in the event of any foreclosure action until a sale of the Premises shall be had thereunder.

13.     Assignor hereby indemnifies and holds Assignee harmless from and against any and all liability, loss, damage, cost and expense, including reasonable attorneys' fees which it may or shall incur under any of the Leases, or by reason of this Assignment, or by reason of any action taken by Assignee hereunder, and from and against any and all claims and demands whatsoever which may be asserted against Assignee by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants and conditions contained in any of the Leases. Should Assignee incur any such liability, loss, damage, cost of expense, the amount thereof, together with interest thereon from the date such amount was suffered or incurred by Assignee until the same is paid by Assignor to Assignee, at the Involuntary Rate shall be payable by Assignor to Assignee immediately upon demand, or at the option of Assignee, Assignee may reimburse itself therefor out of any Profits collected by Assignee. Assignor agrees that any such charge shall not be deemed to be additional interest or a penalty, but shall be deemed to be liquidated damages because of the difficulty in computing the actual amount of damages in advance; provided, however, that any sums collected by Assignee as liquidated damages, as aforesaid, which are held to be interest in excess of the maximum rate permitted by law, shall be deemed a payment in reduction of the principal sum then outstanding and shall be so applied. Nothing contained herein shall operate or be construed to obligate Assignee to perform any of the terms, covenants or conditions contained in the Leases or otherwise to impose any obligation upon Assignee with respect to any of the Leases.

14.     Upon request of Assignee, Assignor shall execute and deliver to Assignee, such further instruments as Assignee may deem necessary to effect this Assignment and the covenants of Assignor contained herein. Assignor, at its sole cost and expense, shall cause such further instruments to be recorded in such manner and in such places as may be required by Assignee.

15.     Assignor shall pay all recording and filing fees in respect of this Assignment and any agreements, instruments and documents made pursuant to the terms hereof or ancillary hereto, as well as any and all taxes which may be due and payable on the recording of this Assignment and any taxes hereafter imposed on this Assignment. Should Assignor fail to pay the same, all such recording and filing fees and taxes may be paid by Assignee on behalf of Assignor and the amount thereof, together with interest at the Involuntary Rate, shall be payable by Assignor to Assignee immediately upon demand, or at the option of Assignee, Assignee may reimburse itself therefor out of the Profits collected by Assignee. Assignor agrees that any such charge shall not be deemed to be additional interest or a penalty, but shall be deemed to be liquidated damages because of the difficulty in computing the actual amount of damages in advance; provided, however, that any sums collected by Assignee as liquidated damages, as aforesaid, which are held to be interest in excess of the maximum rate permitted by law, shall be deemed a payment in reduction of the principal sum then outstanding under the Note and shall be so applied.

16.     Assignee shall be entitled to the appointment of a receiver for the Premises, without notice to Assignor.

17.     Failure of Assignee to avail itself of any of the terms, covenants and conditions of this Assignment shall not be construed or deemed to be a waiver of any of its rights hereunder. The rights and remedies of the Assignee under this instrument are cumulative and are not in lieu of but are in addition to, and shall not be affected by the exercise of, any other rights and remedies which Assignee shall have under or by virtue of law or equity, the Note, the Mortgage, or any other document executed in connection therewith (collectively, the "Other Rights"). The rights and remedies of the Assignee hereunder may be exercised concurrently with any of the Other Rights.

18.     This Assignment shall inure to the benefit of the successors and assigns of the Assignee and shall bind the Assignor's legal representatives, successors and assigns.

19.     This Assignment may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

20.     This Assignment shall be governed by, construed and enforced in accordance with, the laws of the State of New York.

The parties agree that all notices, demands or documents which are required or permitted to be given or served hereunder shall be in writing and shall be given in the manner set forth in the Mortgage.

21.     Assignor and Assignee hereby waive, to the extent permitted by law, the right to trial by jury in any action, proceeding or counterclaim brought by either party against the other, or in any matter whatsoever arising out of or in any manner related to this Assignment.

22.     To the extent there is a conflict with the terms of the Mortgage referred to herein and the terms of this Assignment of Leases and Rents, the terms of the document most advantageous to the Assignee, as determined by the Assignee, shall prevail.

IN WITNESS WHEREOF, the Assignor has duly executed this Assignment the day and year first above written.

555 N Research Corporation

By:     /s/ Glen Charles

Glen Charles

Chief Financial Officer

STATE OF NEW YORK	)
) ss.:
COUNTY OF NASSAU	)

On the ___ day of November in the year 2017, before me, the undersigned, a Notary Public in and for said State, personally appeared Glen Charles, personally known to be or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed instrument.

Notary Public

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